Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 21, 2013 in the Registration Statement (Form N-1A) of First American Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 69 under the Securities Act of 1933 (Registration No. 002-74747).

/s/ Ernst & Young

Chicago, Illinois

October 30, 2013